Exhibit 11.1



             CITYSCAPE FINANCIAL CORP.
                 COMPUTATION OF EARNINGS PER SHARE


                                                                             YEAR ENDED DECEMBER 31,
                                                              -----------------------------------------------------------
                                                                 1998 (1)                1997 (1)              1996 (2)
                                                              -------------           -------------           -----------

Earnings (loss) from continuing operations                    ($220,749,943)          ($118,505,912)          $23,875,285
Preferred stock dividends                                       (20,326,936)             (4,547,061)                   --
                                                              -------------           -------------           -----------
EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                     (241,076,879)           (123,052,973)           23,875,285
Earnings (loss) from discontinued operations                                           (245,906,000)           26,805,597
Loss from disposal of discontinued operations                            --             (49,939,996)                   --
Extraordinary item                                                       --                      --                    --
                                                              -------------           -------------           -----------
NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                ($241,076,879)          ($418,898,969)          $50,680,882
                                                              -------------           -------------           -----------

ADJUSTMENT TO NET EARNINGS (LOSS):
   Add:  After-tax interest expense from Convertible
                Debentures                                               --                      --                    --
            Preferred stock dividends                                    --                      --                    --
                                                              -------------           -------------           -----------
   TOTAL ADJUSTMENTS                                                     --                      --                    --
                                                              -------------           -------------           -----------

Earnings (loss) applicable to common stock                    ($241,076,879)          ($123,052,973)          $23,875,285
Earnings (loss) from discontinued operations                             --            (245,906,000)           26,805,597
Loss from disposal of discontinued operations                            --             (49,939,996)                   --
Extraordinary item                                                       --                      --                    --
                                                              -------------           -------------           -----------
ADJUSTED NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK       ($241,076,879)          ($418,898,969)          $50,680,882
                                                              =============           =============           ===========
WEIGHTED AVERAGE COMMON SHARES                                   58,661,544              33,244,212            29,404,557

Effect of dilutive securities:
     Warrants                                                            --                      --                    --
     Stock options                                                       --                      --             1,133,434
     Convertible preferred stock                                         --                      --                    --
     Convertible Debentures                                              --                      --                    --
                                                              -------------           -------------           -----------
ADJUSTED WEIGHTED AVERAGE COMMON SHARES                          58,661,544              33,244,212            30,537,991
                                                              =============           =============           ===========
EARNINGS (LOSS) PER COMMON SHARE:
  BASIC
    Continuing operations                                            ($4.11)                 ($3.70)                $0.81
    Discontinued operations                                              --                   (7.40)                 0.91
    Disposal of discontinued operations                                  --                   (1.50)                   --
    Extraordinary item                                                   --                      --                    --
                                                              -------------           -------------           -----------
       NET (LOSS) EARNINGS                                           ($4.11)                ($12.60)                $1.72
                                                              =============           =============           ===========
  DILUTED
    Continuing operations                                            ($4.11)                 ($3.70)                $0.78
    Discontinued operations                                              --                   (7.40)                 0.88
    Disposal of discontinued operations                                                       (1.50)                   --
    Extraordinary item                                                   --                      --                    --
                                                              -------------           -------------           -----------
       NET (LOSS) EARNINGS                                           ($4.11)                ($12.60)                $1.66
                                                              =============           =============           ===========


(1) For the years ended December 31, 1998 and 1997, the incremental shares from assumed conversions are not included in computing the diluted share amounts because their effect would be antidilutive since an increase in the number of shares would reduce the amount of loss per share.

(2) For the year ended December 31, 1996, the effect of the Convertible Debentures is antidilutive and is not included in the computation of diluted EPS. Earnings from continuing operations is used as the "control number" in determining whether these potential common shares are dilutive or antidilutive.